UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2007

HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Organization)		Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On July 31, 2007, Horizon Lines, Inc. (the “Company”) announced that it had received the requisite consents (“Consents”) of the holders of approximately 95.82% of the 9.0% Senior Notes due 2012 of Horizon Lines, LLC and Horizon Lines Holding Corp. (the “Senior Notes”) and 98.75% of the 11.0% Senior Discount Notes due 2013 of H-Lines Finance Holding Corp. (the “Senior Discount Notes” together with the Senior Notes, the “Notes”), in connection with the previously disclosed tender offer and consent solicitation (the “Tender Offer”) by the Company. On July 31, 2007, Horizon Lines, LLC, Horizon Lines Holding Corp., the subsidiaries of the Company acting as guarantors (the “Guarantors”) and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”) entered into a first supplemental indenture (the “Senior Notes First Supplemental Indenture”), which supplements the Indenture dated as of July 7, 2004, among Horizon Lines, LLC, Horizon Lines Holding Corp., the Guarantors referred to therein and the Trustee (the “Senior Notes Indenture”). In addition, H-Lines Finance Holding Corp. and the Trustee entered into a first supplemental indenture (the “Senior Notes Discount First Supplemental Indenture” together with the Senior Notes First supplemental Indenture, the “Supplemental Indentures”), which supplements the Indenture dated as of December 10, 2004 among H-Lines Finance Holding Corp. and the Trustee (the “Senior Discount Notes Indenture” together with the Senior Notes Indenture, the “Indentures”).
The First Supplemental Indentures effect certain amendments to the Indentures, proposed in connection with the Tender Offer, that will eliminate substantially all of the restrictive covenants in the Indentures. The Supplemental Indentures became effective upon signing by the parties thereto, but the amendments set forth therein will become operative only upon the acceptance for purchase by the Company of the Notes validly tendered and not validly withdrawn in the Tender Offer, which is expected to occur on or prior to August 13, 2007.
This summary of the Supplemental Indentures is qualified in its entirety by reference to the Supplemental Indentures attached as Exhibit 4.1 and Exhibit 4.2 hereto, which are incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition
On July 27, 2007, the Company (i) held a conference call to discuss financial results for the quarter ended June 24, 2007, and (ii) issued a press release and made available its Second Quarter 2007 Earnings Release. A copy of the transcript of the conference call is attached as Exhibit 99.1 hereto, a copy of the press release is attached as Exhibit 99.2 hereto, and a copy of the Second Quarter 2007 Earnings Release is attached as Exhibit 99.3 hereto, and each is incorporated herein by reference. The press release and the Second Quarter 2007 Earnings Release are available on the Company’s website, www.horizonlines.com until August 10, 2007.
NON-GAAP FINANCIAL MEASURES
Item 2.02 of this Current Report on Form 8-K includes the financial measures EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted earnings per share which are non-GAAP financial measures. EBITDA is defined as net income plus net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and certain other adjustments. Adjusted operating income is defined as operating income adjusted to exclude unusual items. Adjusted net income is defined as net income adjusted to exclude unusual items. Adjusted earnings per share is defined as adjusted net income divided by basic shares outstanding. We acknowledge that there are limitations when using EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income or adjusted earnings per share. These financial measures are not recognized terms under GAAP and do not purport to be alternatives to operating income as a measure of operating performance, to net income or net income per share as a measure of earnings or to cash flows from operating activities as a measure of liquidity. Additionally, these financial measures are not intended to be measures of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as tax payments and debt service requirements. Because all companies do not use identical calculations, these presentations of EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income, and adjusted earnings per share may not be comparable to other similarly titled measures of other companies.
Item 7.01 Regulation FD Disclosure
The disclosure contained in Item 2.02 is incorporated herein by reference.
Item 8.01 Other Events.
The disclosure contained in Item 1.01 is incorporated herein by reference.
On July 31, 2007, the Company issued a press release announcing receipt of the requisite consents in connection with its Tender Offer. A copy of this press release is attached hereto as Exhibit 99.4 and is incorporated herein by reference.
On July 31, 2007, the Company issued a press release announcing plans for an offering of approximately $300 million principal amount of 4.5% Convertible Senior Notes due 2012 (the “Convertible Senior Notes”). A copy of this press release is attached hereto as Exhibit 99.5 and is incorporated herein by reference.
On August 2, 2007, the Company issued a press release announcing the pricing terms of the Convertible Senior Notes. The transaction is expected to close August 8, 2007, subject to customary closing conditions. A copy of this press release is attached hereto as Exhibit 99.6 and is incorporated herein by reference.
SAFE HARBOR STATEMENT
The information contained in this Current Report on Form 8-K (including the exhibits hereto) should be read in conjunction with our filings made with the Securities and Exchange

Commission. This Current Report on Form 8-K (including the exhibits hereto) contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “projects,” “likely,” “will,” “would,” “could” and similar expressions or phrases identify forward-looking statements.
     All forward-looking statements involve risk and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.
     Factors that may cause actual results to differ from expected results include: our substantial debt; uncertainty and volatility in the credit markets that could delay or prevent our tender offer for the 9% senior notes and 11% senior discount notes and any related refinancing of our existing debt; restrictive covenants under our debt agreements; decreases in shipping volumes; our failure to renew our commercial agreements with Maersk; rising fuel prices; labor interruptions or strikes; job related claims, liability under multi-employer pension plans; compliance with safety and environmental protection and other governmental requirements; new statutory and regulatory directives in the United States addressing homeland security concerns; the successful start-up of any Jones Act competitor; delayed delivery or non-delivery of one or more of our new vessels; increased inspection procedures and tighter import and export controls; restrictions on foreign ownership of our vessels; repeal or substantial amendment of the coastwise laws of the United States, also known as the Jones Act; escalation of insurance costs, catastrophic losses and other liabilities; the arrest of our vessels by maritime claimants; severe weather and natural disasters; our inability to exercise our purchase options for our chartered vessels; the aging of our vessels; unexpected substantial drydocking costs for our vessels; the loss of our key management personnel; actions by our stockholders; changes in tax laws or in their interpretation or application, adverse tax audits and other tax matters; and legal or other proceedings to which we are or may become subject.
     In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this Form 10-Q might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
     See the section entitled “Risk Factors” in our Form 10-K for the fiscal year ended December 24, 2006 as filed with the SEC for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on,

us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

4.1*	First Supplemental Indenture, dated as of July 31, 2007, to the Indenture dated as of July 7, 2004, by and among Horizon Lines Holding Corp., Horizon Lines, LLC, the guarantors party thereto and The Bank of New York Trust Company, N.A., as Trustee.

4.2*	First Supplemental Indenture, dated as of July 31, 2007, to the Indenture dated as of December 10, 2004 by H-Lines Finance Holding Corp. and The Bank of New York Trust Company, N.A., as Trustee.

99.1*	Transcript of conference call held on July 27, 2007.

99.2*	Press release, dated July 27, 2007.

99.3*	Second Quarter 2007 Earnings Release.

99.4*	Press release, dated July 31, 2007.

99.5*	Press Release, dated July 31, 2007.

99.6*	Press Release, dated August 2, 2007.
* Filed herewith
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)

Date: August 2, 2007	By:	/s/ M. Mark Urbania

M. Mark Urbania Senior Vice President, Chief Financial Officer and Assistant Secretary